UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 295-5783

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Fair Disclosure

Item 7.01 – Regulation FD Disclosure.

In connection with the Exchange Offers and Consent Solicitations described below, DuPont de Nemours, Inc. (“DuPont”) issued a press release on September 2, 2025. A copy of the press release issued by DuPont is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01, including Exhibit 99.1 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it will not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01 – Other Events.

As previously disclosed, DuPont has announced that its Board of Directors has decided to pursue a separation of its electronics business, which includes its semiconductor technologies and interconnect solutions businesses into an independent public company, Qnity Electronics, Inc. (the “Intended Electronics Separation”).

On September 2, 2025, DuPont announced the commencement, in connection with the contemplated Intended Electronics Separation, of offers to exchange any and all of its outstanding (i) 4.725% Notes due 2028, (ii) 5.319% Notes due 2038 and (iii) 5.419% Notes due 2048 (the “Existing Notes”) for new notes to be issued by DuPont (the “New Notes”). Concurrently with the offers to exchange the Existing Notes for New Notes (collectively, the “Exchange Offers”); DuPont is also soliciting consents from eligible holders of each series of Existing Notes (collectively, the “Consent Solicitations”) to adopt certain proposed amendments to the indenture governing the Existing Notes to eliminate substantially all of the restrictive covenants and amend certain other provisions in such indenture with respect to each series of Existing Notes.

If the Intended Electronics Separation is completed on or before March 31, 2026, DuPont will be required to redeem $900,000,000 principal amount of New 4.725% 2028 Notes, $400,000,000 principal amount of New 5.319% 2038 Notes and $860,000,000 principal amount of New 5.419% 2048 Notes on the Special Mandatory Redemption Date (as defined herein) at a redemption price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on each series of New Notes discounted to the Special Mandatory Redemption Date (assuming each series of New Notes matured on the applicable par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Offering Memorandum (as defined below)) plus (i) 25 basis points in the case of the New 4.725% 2028 Notes and (ii) 30 basis points in the case of the New 5.319% 2038 Notes and the New 5.419% 2048 Notes, less (b) interest accrued to the Special Mandatory Redemption Date, and (2) 100% of the principal amount of each series of New Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to, but excluding the Special Mandatory Redemption Date. As used herein, the “Special Mandatory Redemption Date” means the redemption date set forth in the notice of special mandatory redemption.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated September 2, 2025 (the “Offering Memorandum”). None of the Exchange Offers or Consent Solicitations is subject to a financing condition, however, the completion of each Exchange Offer is conditioned upon at least 50.1% of the outstanding aggregate principal amount of the applicable series of Existing Notes being validly tendered. Additionally, the Exchange Offers and Consent Solicitations are independent of each other, and DuPont may complete any one or more of the Exchange Offers or Consent Solicitations without completing any of the other Exchange Offers or Consent Solicitations.

The New Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release of DuPont de Nemours, Inc., dated September 2, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date: September 2, 2025	By:	/s/ Michael G. Goss
	Name:	Michael G. Goss
	Title:	Vice President and Controller